Exhibit 99.1
Lilly and Foghorn Announce Strategic Collaboration for Novel Oncology Targets Using Foghorn’s Proprietary Gene Traffic
Control® Platform
–Establishes co-development and co-commercialization agreement on Foghorn’s selective BRM program and an additional undisclosed program

–Collaboration includes three additional discovery programs

–Foghorn to receive $300 million upfront and an equity investment by Lilly of $80 million at $20 per share

INDIANAPOLIS, IN and CAMBRIDGE, MA (GLOBE NEWSWIRE) –December 13th, 2021-- Loxo Oncology at Lilly, a research and development group of Eli Lilly and Company (NYSE: LLY), and Foghorn Therapeutics Inc. (Nasdaq: FHTX), today announced a strategic collaboration to create novel oncology medicines by applying Foghorn’s proprietary Gene Traffic Control® platform. The collaboration includes a co-development and co- commercialization agreement for Foghorn’s selective BRM oncology program and an additional undisclosed oncology target. In addition, the collaboration includes three additional discovery programs using Foghorn’s proprietary Gene Traffic Control platform.

Under the terms of the agreement, Foghorn will receive upfront consideration of $300 million in cash for the collaboration agreement and an equity investment by Lilly of $80 million in Foghorn common shares at a price of $20 per share.

“Oncogenic mutations in BRG1 impact a large population of cancer patients and we believe are best addressed therapeutically with a highly selective BRM inhibitor, though designing such a drug is a difficult chemistry challenge. We’ve been very impressed by the progress the Foghorn team has made against this product profile and are excited to work with this highly talented team,” said Jacob Van Naarden, CEO of Loxo Oncology at Lilly and president, Lilly Oncology. “Foghorn has a differentiated platform and we look forward to the prospect of leveraging it to discover multiple new drugs against similarly challenging targets with strong biologic rationale.”

“We are excited to be collaborating with the Loxo Oncology at Lilly team to use our platform and utilize Foghorn’s powerful precision biology-first approach to create medicines targeting genetic dependencies within the chromatin regulatory system,” said Foghorn CEO Adrian Gottschalk. “This collaboration enables an acceleration and expansion of our pipeline and significantly strengthens our balance sheet as we strive to bring new medicines to patients and their families.”

Terms of Collaboration
For the BRM-selective program and the additional undisclosed target program, Foghorn will lead discovery and early research activities, while Lilly will lead development and commercialization activities with participation from Foghorn in operational activities and cost sharing. Foghorn and

Lilly will share 50/50 in the U.S. economics, and Foghorn is eligible to receive royalties on ex-U.S. sales starting in the low double-digit range and escalating into the twenties based on revenue levels.

For the additional discovery programs, Foghorn will lead discovery and early research activities. Foghorn may receive up to a total of $1.3 billion in potential development and commercialization milestones. Additionally, Foghorn will have an option to participate in a percentage of the U.S. economics and is eligible to receive tiered royalties from the mid-single digit to low-double digit range on sales outside the U.S. that may be exercised after the successful completion of the dose-finding toxicity studies.

The terms of the transaction have cleared the required waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976 (HSR Act).

This transaction will be reflected in Lilly's reported results and financial guidance according to Generally Accepted Accounting Principles (GAAP). There will be no change to Lilly's 2021 non-GAAP earnings per share guidance as a result of this transaction.

About BRM-Selective Program
Data suggest there are over 30 different cancers with brahma-related gene-1 (BRG1) mutations accounting for approximately 5% of all tumors with up to 10% of non-small cell lung cancer tumors, with minimal overlap with other driver mutations. The BRM-selective program is being developed to address BRG1 mutated cancers utilizing two distinct approaches including protein degradation and enzymatic inhibition.

About Foghorn Proprietary Gene Traffic Control Platform
Foghorn’s proprietary Gene Traffic Control platform is a powerful tool for understanding and modulating the chromatin regulatory system. The chromatin regulatory system regulates gene expression by directing the movement of molecules that turn genes on and off. Disease dependencies associated with the chromatin regulatory system are estimated to impact over 2.5 million cancer patients across the U.S., Europe and Japan. This system is further implicated in neurological, autoimmune, and other serious diseases. Foghorn is pursuing multiple treatments for breakdowns in this system and is the only company with the ability to study and target the chromatin regulatory system at scale, in context, and in an integrated way.

About Loxo Oncology at Lilly
Loxo Oncology at Lilly was created in December 2019, combining the Lilly Research Laboratories oncology organization and Loxo Oncology, which was acquired by Lilly in early 2019. Loxo Oncology at Lilly brings together the focus and spirit of a biotech with the scale and resources of large pharma, with the goal of rapidly delivering impactful new medicines for people with cancer. Our approach centers on creating new oncology medicines that unequivocally work early in clinical development and will matter to patients.

About Eli Lilly and Company
Lilly is a global healthcare leader that unites caring with discovery to create medicines that make life better for people around the world. We were founded more than a century ago by a man committed to creating high-quality medicines that meet real needs, and today we remain true to that mission in all our work. Across the globe, Lilly employees work to discover and bring life- changing medicines to those who need them, improve the understanding and management of disease, and give back to communities through philanthropy and volunteerism. To learn more about Lilly, please visit us at www.lilly.com. C-LLY

About Foghorn Therapeutics
Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying and validating potential drug targets within the chromatin regulatory system. The company is developing multiple product candidates in oncology with two currently being investigated in clinical studies.

Lilly Forward-Looking Statement
This press release contains forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) about the benefits of a collaboration between Lilly and Foghorn Therapeutics, Lilly and Loxo Oncology's research and development strategy, and potential payments to Foghorn in connection with the collaboration and reflects Lilly's current beliefs and expectations. However, as with any such undertaking, there are substantial risks and uncertainties in the process of drug research, development and commercialization. Among other things, there can be no guarantee that Lilly will realize the expected benefits of the collaboration, that the collaboration will yield commercially successful products or that Lilly and Loxo Oncology will execute their strategy as expected. For a further discussion of these and other risks and uncertainties that could cause actual results to differ from Lilly's expectations, please see Lilly's most recent Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission. Lilly undertakes no duty to update forward-looking statements.

Forward-Looking Statements of Foghorn Therapeutics
This press release contains “forward-looking statements” regarding Foghorn’s approach to treating disease. Forward-looking statements include statements regarding the potential outcomes from the collaboration with Lilly, Foghorn’s clinical trials, product candidates and research efforts and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on Foghorn’s current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risk regarding the timing of filing an IND for our product candidates and other factors set forth under the heading “Risk Factors” in Foghorn’s Form 10-K. Any forward-looking statement made in this press release speaks only as of the date on which it is made.

Foghorn Media and Investor Relations Contact:
Ben Strain, Foghorn Therapeutics (Media and Investors) bstrain@foghorntx.com

Fanny Cavalié, Foghorn Therapeutics (Media) fcavalie@foghorntx.com

Gregory Kelley, Ogilvy (Media) gregory.kelley@ogilvy.com

Hans Vitzthum, LifeSci Advisors (Investors) hans@lifesciadvisors.com

Lilly Media and Investor Relations Contacts:
Lauren Cohen; lcohen@loxooncology.com; (617) 678-2067 (Media)
Kevin Hern; hern_kevin_r@lilly.com; (317) 277-1838 (Investors)

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